AFC Schedule (to bond maturity)

Pricing Speed
Interest Rates = 20%

AFC
1	NA
2	16.70
3	17.25
4	16.70
5	17.25
6	16.70
7	16.70
8	17.25
9	16.70
10	17.26
11	16.70
12	16.70
13	18.49
14	16.70
15	17.26
16	16.70
17	17.26
18	16.70
19	16.70
20	17.26
21	16.70
22	17.26
23	16.70
24	16.70
25	18.49
26	16.70
27	17.26
28	16.70
29	17.26
30	16.70
31	16.70
32	17.26
33	16.70
34	17.26
35	16.70
36	16.70
37	17.85
38	16.70
39	17.26
40	16.70
41	17.26
42	16.70
43	16.70
AFC Schedule (to bond maturity)

44	17.26
45	16.70
46	17.26
47	16.70
48	16.70
49	18.49
50	16.70
51	17.26
52	16.70
53	17.26
54	16.70
55	16.70
56	17.26
57	16.70
58	17.26
59	16.70
60	16.70
61	18.49
62	16.70
63	17.26
64	16.70
65	17.26
66	16.70
67	16.70
68	17.26
69	16.70
70	17.25
71	16.70
72	16.70
73	18.49
74	16.70
75	17.25
76	16.70
77	17.25
78	16.70
79	16.70
80	17.25
81	16.70
82	17.25
83	16.70
84	16.70
85	17.85
86	16.70
87	17.25
88	16.70
89	17.25
90	16.70
91	16.70
92	17.25
93	16.70
94	17.25
95	16.70
96	16.70
97	18.49
98	16.70
99	17.25
100	16.70
101	17.25
102	16.70
103	16.70
104	17.25
105	16.70
106	17.25
107	16.70
108	16.70
109	18.49
110	16.70
111	17.25
112	16.70
113	17.25
114	16.70
115	16.70
116	17.25
117	16.69
118	17.25
119	16.69
120	16.69
121	18.48
122	16.69
123	17.25
124	16.69
125	17.25
126	16.69
127	16.69
128	17.25
129	16.69
130	17.25
131	16.69
132	16.69
133	17.84
134	16.69
135	17.24
136	16.69
137	17.24
138	16.68
139	16.68
140	17.24
141	16.68
142	17.24
143	16.68
144	16.68
145	18.46
146	16.68
147	17.23
148	16.67
149	17.23
150	16.67
151	16.67

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein.  Offers to sell and solicitations of offers to buy the securities are made only by , and this information must be read in conjunction with, the final Prospectus Supplement and the related Prospectus or, if not registered under the securities laws, the final Offering Memorandum (the "Offering Document").  Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document.  Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by Lehman Brothers Inc. or any affiliate.  The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described  in the Offering Document.  Lehman Brothers Inc., and any of its affiliates, make no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.  This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions (including, with respect to any description of the securities or underlying assets, the information contained in the Offering Document).